Exhibit 24.2

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints John A. Weinzierl and Kyle N. Roane, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the Registration Statement on Form S-1 (File No. 333-195062) of Memorial Resource Development Corp., to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2nd day of May, 2014.

By:	/s/ Andrew J. Cozby
Andrew J. Cozby